EXHIBIT 2.1
AMENDMENT TO SHARE PURCHASE AGREEMENT
          THIS AGREEMENT is made as of January 1, 2009
BETWEEN:
KEVIN LOISELLE, of the City of Ottawa in the Province of Ontario (“Loiselle”)
- and -
MICHEL LUCAS, of the City of Ottawa in the Province of Ontario (“Lucas”)
- and -
THE WISHART SPOUSAL TRUST, a trust formed under the laws of the Province of Alberta by its sole trustee, Vernon Strang (the “Lucas Trust”)
- and -
KATHY BRYDEN, of the City of Ottawa in the Province of Ontario (“Bryden”)
- and -
DONNA WISHART, of the City of Ottawa in the Province of Ontario (“Wishart”)
- and -
THE LUCAS SPOUSAL TRUST, a trust formed under the laws of the Province of Alberta by its sole trustee, Vernon Strang (the “Wishart Trust”)
- and -
THE DAN KIRKLAND FAMILY TRUST, a trust formed under the laws of the Province of Ontario (the “Kirkland Trust”)
- and -
DAN KIRKLAND, of the City of Toronto in the Province of Ontario (“Kirkland”)

- and -
BRUCE ANDERSON, of the City of Ottawa in the Province of Ontario (“Anderson”)
- and -
ED HUM, of the City of Ottawa in the Province of Ontario (“Hum”)
- and -
2145204 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario (“Holdco”)
- and -
2144798 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario (the “Buyer”)
- and -
HARRIS INTERACTIVE INC., a corporation incorporated under the laws of the State of Delaware (“Harris”)
WHEREAS:
1.	Loiselle, Lucas, Lucas Trust, Bryden, Wishart, Wishart Trust, Kirkland Trust, Kirkland, Anderson, Hum and Holdco (collectively, the “Sellers”), the Buyer and Harris are parties to a share purchase agreement dated August 16, 2007, as such agreement may be amended, supplemented and/or restated from time to time (the “Share Purchase Agreement”).
2.	Pursuant to the Share Purchase Agreement, the Sellers sold to the Buyer and the Buyer purchased from the Sellers all of the issued and outstanding shares in Decima Research Inc. (now Harris/Decima Inc.).
3.	The Purchase Price for the Purchased Shares included the Long-Term Term Earn-Out payments and Short Term Earn-Out payments, if any. As of the date of this amending agreement including the schedules attached hereto (the “Agreement”), the Sellers have not received nor have they been entitled to receive any payments from the Buyer in respect of the Short Term Earn-Out or Long Term Earn-Out.
4.	Anderson ceased to be an employee of Harris/Decima Inc. and a shareholder of Holdco effective October 31, 2008.

5.	The Sellers, the Buyer and Harris wish to amend the Share Purchase Agreement to replace the Short Term Earn-Out and Long Term Earn-Out entitlements with Post-Closing Payments (as hereinafter contemplated).
          NOW THEREFORE, in consideration of the sum of $10.00 now given by each party to the other parties and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties hereto hereby agree as follows:
ARTICLE 1
INTERPRETATION
1.1	Unless the context otherwise requires, all capitalized terms which are used in this Agreement and which are not otherwise defined herein shall have the respective meanings attributed to such terms in the Share Purchase Agreement.
1.2	Unless otherwise noted herein, all references in this Agreement to Sections and clauses are to Sections and clauses of the Share Purchase Agreement.
1.3	The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.
ARTICLE 2
AMENDMENTS
2.1	Definitions — The following changes shall be made to Section 1.1 of the Share Purchase Agreement:
(a)	The following definitions shall be deleted in their entirety:
(i)	Earn-Out Credit;

(ii)	Long Term Earn-Out;

(iii)	Long Term Earn-Out Period;

(iv)	Long Term Earn-Out Targets;

(v)	Short Term Earn-Out;

(vi)	Short Term Earn-Out Payment Date; and

(vii)	Short Term Earn-Out Target.
(b)	The following new definition shall be included after the definition of “Corporation’s Auditor” and before the definition of “Current Assets”:

““Credit” has the meaning set forth in Section 2.4(b)(i);”.

(c)	The following new definition shall be included after the definition of “Debt” and before the definition of “Disposal”:

“”Departing Seller” has the meaning set forth in Section 2.4(b)(i);”.

(d)	The following new definitions shall be included after the definition of “Person” and before the definition of “Pre-Closing Reorganization”:

““Post-Closing Payments” means the aggregate amount of $2,000,000;”; and

““Post-Closing Payments Allocation Schedule” has the meaning set forth in Section 2.2(b)(ii);”.

(e)	The definition of “Proportionate Share” shall be amended by adding the words “of the Class X shares” after the word “percentage” and before the word “as”.
2.2 Schedules
(a)	Section 1.10 of the Share Purchase Agreement is amended as follows:
(i)	reference to “Schedule 2.4 Earn-Out Payments” is deleted;

(ii)	a new reference to “Schedule 2.2(b)(ii) Post-Closing Allocation Schedule” is added after the reference to “1.1(b) Post-Closing Reorganization” and before the reference to “2.12 Shareholder Loan Payout Amounts (Loiselle and Lucas)”; and

(iii)	a new reference to “Schedule 4.20 Performance Incentive Bonus Plan” is added after the reference to “Schedule 4.16A Online Pricing Agreement” and before the reference to “6.3.4 Rules of Procedure for Arbitration”.
(b)	Schedule 2.4 Earn-Out Payments is deleted from the Share Purchase Agreement.

(c)	Schedule 4.16 Operational Principles is amended by deleting it in its entirety and replacing it with Schedule 4.16 Operational Principles, in the form attached as Schedule C to this Agreement.

(d)	The following new schedules shall be added to the Share Purchase Agreement:
(i)	Schedule 2.2(b)(ii) Post-Closing Allocation Schedule, in the form attached as Schedule B to this Agreement; and

(ii)	Schedule 4.20 Performance Incentive Bonus Plan of Harris/Decima Inc., in the form attached as Schedule A to this Agreement.

2.3 Purchase Price
(a)	Section 2.2(a)(ii) of the Share Purchase Agreement is amended by deleting the words “Long Term Earn-Out payment and Short Term Earn-Out payment” and replacing it with the words “Post-Closing Payments”.

(b)	Section 2.2(b) of the Share Purchase Agreement is amended by deleting it in its entirety and replacing it with the following:
“(b) (i)	The Purchase Price, other than the Post-Closing Payments, shall be allocated and paid to the Sellers based on one allocation certificate (the “Allocation Certificate”) executed by each of the Sellers and delivered to the Buyer no later than two (2) Business Days prior to the Closing Date.

(ii)	The Post-Closing Payments shall be allocated and paid to the Sellers based on the allocation schedule (the “Post-Closing Payments Allocation Schedule”) attached as Schedule 2.2(b)(ii).”
2.4	Payment of Purchase Price — Section 2.3(c) of the Share Purchase Agreement is amended by deleting it in its entirety and replacing it with the following:
“(c)	by the payment by certified cheque (or by wire transfer to an account specified in writing by Lucas to the Buyer) by the Buyer to Lucas, as the representative on behalf of all of the Sellers, of the Post-Closing Payments, if any, as contemplated in Section 2.4. ”.
2.5	Earn-Out Payments — Section 2.4 of the Share Purchase Agreement is amended by deleting it in its entirety and replacing it with the following:
     “2.4 Post-Closing Payments
(a)	Subject to Section 2.4(b), the Buyer shall pay the Post-Closing Payments as follows:
(i)	$250,000 on January 1, 2009;

(ii)	$250,000 on June 30, 2009;

(iii)	$500,000 on June 30, 2010;

(iv)	$500,000 on June 30, 2011; and

(v)	$500,000 on June 30, 2012.

(b)	Adjustments to Post-Closing Payments
(i)	Each of the Sellers acknowledges and agrees that the value of the Sellers’ interests in the Purchased Shares is in part dependent upon the Sellers (and in the case of Kirkland Trust, Kirkland; in the case of Wishart Trust, Lucas; in the case of Lucas Trust, Wishart; and in the case of Holdco, its shareholders being Wishart for Lucas Trust, Lucas for Wishart Trust, Kirkland, Kirkland for Kirkland Trust, Bryden, Hum, Jeff Walker, Richard Leigh-Bennett, Stephanie Constable, Kerri Loiselle, and Ruby Huxter), other than Anderson, continuing to be employed by the Corporation. If any Seller (and in the case of Kirkland Trust, Kirkland; in the case of Wishart Trust, Lucas; in the case of Lucas Trust, Wishart; and in the case of Holdco, its shareholders being Wishart for Lucas Trust, Lucas for Wishart Trust, Kirkland, Kirkland for Kirkland Trust, Bryden, Hum, Jeff Walker, Richard Leigh-Bennett, Stephanie Constable, Kerri Loiselle, and Ruby Huxter), other than Anderson, (the “Departing Seller”) voluntarily quits or otherwise terminates his/her employment with the Corporation including as a result of his/her resignation or retirement prior to June 30, 2012, the Buyer shall automatically receive a credit against the remaining unpaid Post-Closing Payments (the “Credit”). The Credit owing to the Buyer by the Sellers shall be calculated based on the following formula:

Credit = A x B x C,

where:
A =	the percentage set opposite such Departing Seller’s name as set forth in Schedule 2.2(b)(ii); provided, however, that:
(a)	if the Departing Seller is or is deemed to be Kirkland or Kirkland Trust, it shall be the aggregate of such percentages of Kirkland and Kirkland Trust including their percentages as shareholders of Holdco;

(b)	if the Departing Seller is or is deemed to be Wishart Trust, Lucas Trust, Lucas and/or Wishart, it shall be the aggregate of such percentages of Wishart Trust, Lucas Trust, Lucas and Wishart including their percentages as shareholders of Holdco;

(c)	if the Departing Seller is Bryden or Hum, it shall also include their respective percentages as a shareholder of Holdco; and

(d)	for greater certainty, if Jeff Walker, Richard Leigh-Bennett, Stephanie Constable, Kerri Loiselle, or Ruby Huxter voluntarily quits or otherwise terminates his/her employment with the Corporation including as a result of his/her resignation or retirement prior to June 30, 2012, such person shall be deemed to be a “Departing Seller”;
B =	$2,000,000; and

C =	a fraction with the numerator being the dollar amount of the instalments of the Post-Closing Payments as set forth in Section 2.4(a) not yet due to be paid by the Buyer to the Sellers and the denominator being $2,000,000.
(ii)	The Purchase Price shall be adjusted as a result of any Credit owing to the Buyer in which case the amount of any Credit shall be deducted from the Purchase Price.”
2.6	Settlement of Disputes — Section 2.8 of the Share Purchase Agreement is amended as follows:
(a)	The three references in Section 2.8(a) to “Short Term Earn-Out and/or Long Term Earn-Out” and “Short Term Earn-Out or Long Term Earn-Out” are deleted and replaced with the words “Post-Closing Payments”.

(b)	The one reference in Section 2.8(c) to “Short Term Earn-Out and/or Long Term Earn-Out” is deleted and replaced with the words “Post-Closing Payments”.
2.7	Other Covenants of the Parties – Article 4 of the Share Purchase Agreement is amended by adding a new section 4.20 as follows:
     “4.20 Performance Incentive Bonus Plan
     As soon as reasonably practicable in 2009, the Buyer shall cause the Corporation to implement the performance incentive bonus plan as set forth in Schedule 4.20, which provides for payment of performance bonuses in an annual aggregate maximum of $500,000 in each of fiscal years 2009-2012, subject to achievement of budgeted and projected EBITDA levels. Each of the Sellers acknowledges and agrees with the terms and conditions of the performance incentive bonus plan as set forth in Schedule 4.20.”

ARTICLE 3
REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS
3.1	Each of the Sellers represents and warrants (provided, however, that: Kirkland also represents and warrants in respect of Kirkland Trust; Lucas also represents and warrants in respect of Wishart Trust; Wishart also represents and warrants in respect of Lucas Trust; and each of Lucas Trust, Wishart Trust, Kirkland, Kirkland Trust, Bryden and Hum also represents and warrants in respect of Holdco) that he/she/it has not transferred/assigned all or any portion of his/her/its right, title and interest in and to the Short Term Earn-Out and/or Long Term Earn-Out and that no Person has any oral or written agreement, option, right, privilege or any other right, commitment or arrangement of any character capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise) for any right, title or interest in and to his/her/its right to the Short Term Earn-Out and/or Long Term Earn-Out.
3.2	The Sellers acknowledge and agree that each of the representations and warranties provided in this Article 3 of this Agreement shall be deemed to be a representation and warranty as contemplated in section 3.2 of the Share Purchase Agreement and that a breach of any such representation and warranty shall be deemed to be a breach of a representation and warranty as contemplated in the Share Purchase Agreement.
3.3	Each of the Sellers represents and warrants that as of the date of this Agreement, he/she/it has not received nor has such Seller been entitled to receive any actual payments from the Buyer in respect of the Short Term Earn-Out or Long Term Earn-Out.
3.4	Holdco (and each of Lucas Trust, Wishart Trust, Kirkland, Kirkland Trust, Bryden and Hum in respect of Holdco) represents, warrants and covenants, as applicable, that:
(a)	as of the date hereof, the following are the shareholders of Holdco:
The Lucas Spousal Trust
The Wishart Spousal Trust
Dan Kirkland
The Dan Kirkland Family Trust
Kathy Bryden
Edward Hum
Jeff Walker
Richard Leigh-Bennett
Stephanie Constable
Kerri Loiselle
Ruby Huxter; and
(b)	prior to June 30, 2012, there will be no new shareholders of Holdco without the prior written consent of the Buyer, such consent not to be unreasonably withheld.

3.5	Each Seller represents and warrants that he/she/it:
(a)	has had independent legal advice of his/her/its choosing or has waived the right to do so;

(b)	has read this Agreement in its entirety and has full knowledge of the contents;

(c)	understands his/her/its respective rights and obligations under this Agreement, the nature of this Agreement and the consequences of this Agreement;

(d)	acknowledges that the terms of this Agreement are fair and reasonable;

(e)	is subject to no coercion or undue influence; and

(f)	is signing this Agreement voluntarily.
ARTICLE 4
GENERAL
4.1	Except as amended by Article 2 of this Amendment to the Share Purchase Agreement, the Share Purchase Agreement shall continue in full force and effect, unamended. Where the terms of this Agreement are inconsistent with the terms of the Share Purchase Agreement (prior to its amendment hereby), the terms of this Agreement shall govern to the extent of such inconsistency.
4.2	This Amendment to the Share Purchase Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. To evidence the fact that it has executed this Agreement, a party may send a copy of its executed counterpart to all other parties by facsimile transmission or by electronic mail in Portable Document File (PDF) format. In such event, such party shall forthwith deliver to the other parties the counterpart of this Agreement executed by such party.
4.3	This Amendment shall enure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.
4.4	This Amendment to the Share Purchase Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

) )
/s/ Michel Lucas	)	/s/ Kevin Loiselle
Witness	) )	KEVIN LOISELLE
)
)
/s/ Kevin Loiselle	)	/s/ Michel Lucas
Witness	) )	MICHEL LUCAS

THE WISHART SPOUSAL TRUST, By its sole trustee, Vernon Strang, in his capacity as sole Trustee and not in his personal capacity
By:	/s/ Vernon Strang
Trustee

) )
/s/ Kevin Loiselle	)	/s/ Kathy Bryden
Witness	) )	KATHY BRYDEN
)
)
/s/ Kevin Loiselle	)	/s/ Donna Wishart
Witness	) )	DONNA WISHART

THE LUCAS SPOUSAL TRUST, By its sole trustee, Vernon Strang, in his capacity as sole Trustee and not in his personal capacity
By:	/s/ Vernon Strang
Trustee

THE DAN KIRKLAND FAMILY TRUST, By its trustees, Thomas Harry Kirkland, Daniel Thomas Kirkland and Susan Teresa Kim-Kirkland, each in their capacity as a Trustee and not in their personal capacities
By:	/s/ Dan Kirkland
Trustee

By:	/s/ Susan Kim-Kirkland
Trustee

By:	/s/ Dan Kirkland POA for Thomas H. Kirkland
Trustee

) )
/s/ Kevin Loisellse	)	/s/ Dan Kirkland
Witness	) )	DAN KIRKLAND
)
/s/ Kevin Loiselle	)	/s/ Bruce Anderson
Witness	) )	BRUCE ANDERSON
)
/s/ Kevin Loiselle	)	/s/ Ed Hum
Witness	) )	ED HUM

2145204 ONTARIO INC.
By:	/s/ Kevin Loiselle
	Name:	Kevin Loiselle
	Title:	CFO

2144798 ONTARIO INC.
By:	/s/ Dennis K. Bhame
	Name:	Dennis K. Bhame
	Title:	Director

HARRIS INTERACTIVE INC.
By:	/s/ Michael T. Burns
	Name:	Michael T. Burns
	Title:	Vice President, Global Integration